                               MapQuest.com, Inc.
                                License Agreement
                               ------------------

MapQuest.com, Inc. ("MapQuest") has developed a proprietary service (the "MapQuest Service"), comprised of (i) interactive mapping and locator technology located on its Internet site ("MapQuest Site"), and (ii) systems to connect certain mapping and routing components of its service with agreed upon data of the undersigned party ("Licensee"). In consideration of the terms and conditions set forth herein, MapQuest and Licensee agree as follows:

         (a) "Licensee Site" shall mean the following Internet site of Licensee:
             Any URL owned by PetPlanet.com, it's parent, or it's subsidiaries.

         (b) "Licensee Data" shall mean solely and exclusively the following data (meaning a description of the customer database available for searches): Pet Planet location data, which shall be searched using the MapQuest Service for the following purpose(s): to display PetPlanet location data on an interactive map, calculate driving directions and display POI (Points of Interest) data. Except as may be expressly set forth in the above definition, Licensee Data shall not include any third party data.

         (c) "MapQuest Service" shall also mean the following "Licensed Components": Connect, TripConnect Plus and Points of Interest.

         (d) The "Term" of this Agreement shall be from August 15, 1999, to August 14, 2000, and thereafter if renewed in accordance herewith.

         (e) "License Agreement" means, collectively, this License Agreement, Schedule A, and the following additional schedules:
             This License Agreement and any attachments thereto.

         (f) "Fees" means, collectively, the following charges, payable in accordance with Section V of Schedule A:

             Service set-up fee of: $1,500 for which Licensee shall receive the software, related manuals and up to 10 hours of technical support.

             Annual service fee of: $18,000 for up to 2,000,000 map draws. $7,500 for up to 200,000 routes. $1,200 for Nav Tech POI data if client elects to license data. If client elects to sign Advertising Insertion Order, all mapping, routing, and POI data will be applied against discount of total price.

             Additional fee of: # of Map Draws                 $ Per Million
                                --------------------------------------------
                                2 - 6 million                  $8,500
             ----------------------------------------------------------------
                                6 - 9 million                  $8,000
             ----------------------------------------------------------------
                                9 - 12 million                 $7,500
             ----------------------------------------------------------------
                                12 - 15 million                $7,000
             ----------------------------------------------------------------
                                15 - 19 million                $6,500
             ----------------------------------------------------------------
                                19 million +                   $6,000
             ----------------------------------------------------------------

             Additional fee of: # of Routes                    $ Per 100,000
                                --------------------------------------------
                                200 - 600 thousand             $3,500
             ----------------------------------------------------------------
                                600 - 1,000 thousand           $3,000
             ----------------------------------------------------------------
                                1 million - 2 million          $2,500
             ----------------------------------------------------------------
                                2 million +                    $2,000
             ----------------------------------------------------------------
             Technical support in excess of 10 hours will be charged at $100.00 an hour.

         (g) Licensee MapQuest Identification Number: TBD

IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized officers.

         MapQuest.com, Inc.                            Licensee:  PetPlanet.com
                                                                  --------------
         By:      __________________________  By:      _________________________

         Date:    __________________________  Date:    _________________________

         Name:    Denny Reinert               Name:    Steven E. Marder
                  --------------------------           -------------------------
         Title:   Director of Sales           Title:   Chief Executive Officer
                  --------------------------           -------------------------
         Address: 1730 Blake St.  Ste. 310    Address: 21 Stillman Suite 600
                  --------------------------           -------------------------
                   Denver, CO  80202                   San Francisco, CA 94107
                  --------------------------           -------------------------
         Phone:   303-312-0200                Phone:   (415) 243 -9000
                  --------------------------           -------------------------
         Fax:                                 Fax:     303-312-0201
                  --------------------------           -------------------------
         E-mail:  sales@mapquest.com          E-mail:
                  --------------------------           -------------------------

Last revised:  4/5/99

                     Schedule A - MapQuest Connect Services
                          General Terms and Conditions
                     --------------------------------------

         I. Scope of Service. Licensee shall use the MapQuest Service, related trademarks and other intellectual property ("MapQuest Technology") in applications designed to run across the World Wide Web in an Internet, Intranet or Extranet environment only as follows. Visitors to the Licensee Site may request display of geographic information related to the Licensee Data. Upon receipt of each such request, the MapQuest Service shall automatically append spatial coordinates to the Licensee Data, so that such Licensee Data can be viewed on an interactive map and/or driving directions subject to the services selected and licensed hereunder by Licensee. Specifically excluded from this "Scope of Service" are (i) any use or operation of the MapQuest Technology on any Internet site other than the Licensee Site; (ii) products configured by Licensee, its parent, or subsidiaries to be, or World Wide Web pages owned by Licensee, its parent, or subsidiaries specifically designed for, wireless or satellite delivery services or applications; and (iii) products, systems or applications owned or operated by Licensee that are installed in or otherwise connected to vehicles or capable of vehicle navigation, positioning, tracking or routing.

         II. MapQuest License. During the term hereof and all renewals thereof, MapQuest agrees to provide Licensee with a non-exclusive license of the MapQuest Service within the Scope of Service, subject to and in accordance with this License Agreement. Licensee shall not use and shall not permit the MapQuest Technology to be used outside of the Scope of Service or in contravention of this License Agreement or applicable law. Licensee grants to MapQuest the right to market the existence of this License Agreement and relationship.

         III. Ownership of Technology and Restrictions on Use.
              -----------------------------------------------

              (a) MapQuest represents to Licensee that MapQuest has all right, title and interest in and to the MapQuest Technology and, further, that MapQuest lawfully authorized and approved to license the technology and content that is the subject matter of this License Agreement. MapQuest further represents and warrants that it has no right, title or interest in the Licensee's Technology. MapQuest agrees not to use, disclose, sell, transfer or copy the Licensee Data, or any portion thereof, other than as necessary to perform within the Scope of Service. Licensee agrees not to disassemble, decompile, reverse engineer, merge, use, disclose, sell, transfer or copy the MapQuest Technology, or any portion thereof, other than as expressly permitted in the Scope of Service and as necessary to utilize the MapQuest Service that is the subject matter of this License Agreement All latitude and longitude coordinates, as they relate to the service,("MapQuest Geocodes") assigned to locations either (i) by MapQuest's geocoding services or
         (ii) by software licensed hereunder, shall be used by Licensee solely in conjunction with the software specifically licensedhereunder. The MapQuest Geocodes shall not be used by Licensee for any other purpose, including without limitation, use with any computer software not licensed hereunder, and uses or products which modify the delivered unencrypted latitudes and longitudes hereunder during the term of this License Agreement. As a condition to permitting end-user access to MapQuest Technology, Licensee agrees to provide a link to MapQuest's end-user license agreement.

              (b) Unless owned, licensed, leased or held by Licensee or otherwise existing in the public domain, Licensee agrees that all of MapQuest's ideas, know-how, techniques, enhancements and modifications developed by MapQuest in the future are owned by MapQuest and are not licensed hereunder. MapQuest shall ensure that the MapQuest Service licensed hereunder shall not be adversely affected by, and shall be compatible with, any such enhancements, modifications or improvements to the MapQuest Technology. MapQuest shall maintain its servers 24 hours a day, seven days a week.

              (c) If any claim is asserted against one party ("Indemnitee") that the Technology of the other party ("Indemnitor") infringes the intellectual property rights in the United States of America of any third party, the Indemnitee shall promptly advise the Indemnitor in writing of such claim, and the Indemnitor shall have the right to elect to control the defense of such claim with counsel of Indemnitor's choosing, and to the extent Indemnitor so elects to defend, the Indemnitee shall cooperate fully in the defense thereof and furnish to the Indemnitor all evidence and assistance in Indemnitee's control. If the Indemnitor controls the defense or in its sole discretion elects not to control the defense but is determined to have so infringed, the Indemnitor shall indemnify the Indemnitee from and against any and all liability, damages, and reasonable costs (not including attorneys' fees incurred by the Indemnitee in monitoring or participating in any defense provided by Indemnitor) incurred by Indemnitee as a result of any such claim or any resulting judgment or settlement.

         IV. Limited Warranty.
         ----------------

             (a) MapQuest warrants that the MapQuest Service shall function substantially as set forth in the Scope of Service. Licensee acknowledges that the services provided and databases used in the MapQuest Service are complex and may contain some non-conformities, defects or errors. MapQuest does not warrant that the services provided and databases used will meet Licensee's needs or expectations, that operations of the MapQuest Service will be error free or uninterrupted (which interruptions shall include periodic system maintenance and upgrades), or that all non-conformities or defects can or will be corrected. No oral or written advice or information provided by MapQuest or any of its agents or employees shall create a warranty or in any way increase the scope of this limited warranty and Licensee is not entitled to rely on any such advice or information. MapQuest warrants that the MapQuest Service licensed hereunder shall not abnormally end or produce invalid or incorrect results as a consequence of the turn of the century, and will under normal use operate on calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, data integrity and performance as on or before December 31, 1999. Specifically excluded from this warranty are (i) Licensee's databases (including Licensee Data), operating system, hardware and any other Licensee software or hardware interfacing, connecting or operating with the MapQuest Service provided pursuant to this License Agreement, and (ii) all third party databases and software licensed by MapQuest or otherwise used in connection with the MapQuest Service. EXCEPT AS SET FORTH IN THIS SECTION, MAPQUEST MAKES NO WARRANTY OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR ANY USE OR PURPOSE, FOR ANY OF ITS SERVICES OR RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE MAPQUEST TECHNOLOGY.

         Notwithstanding the foregoing, MapQuest shall remedy any material non-conformities, defects or errors in the software within a reasonable amount of time under the circumstances. Excluded is third-party data related to the MapQuest Technology. MapQuest's rights' under this agreement are subject to timely performance of service.

         V. Fees. Licensee shall pay all Fees within 30 calendar days after receipt of the invoice. In addition to any other rights hereunder, Licensee shall pay to MapQuest interest equal to 1.5% of an unpaid, overdue Fee which is not disputed, for each 30 day period, or portion thereof, in which any Fee remains unpaid. Licensee's rights under this Agreement are subject to timely payment of Fees.

         VI. Term. This License Agreement will automatically renew for additional one-year terms, unless either party gives notice of termination to the other at least 30 days prior to the end of the then current term. Upon termination of this License Agreement, those provisions that expressly or by their nature survive shall survive termination of this License Agreement, including, without limitation, all payments due and owing to either party and Sections III and IX of this Schedule A. All other rights and obligations of the parties shall cease upon termination of this License Agreement.

         VII. Default. This License Agreement shall be terminated at the option of the non-defaulting party, by written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if (i) the defaulting party breaches or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-defaulting party's reasonable satisfaction within 30 days receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of Section III or IX of Schedule A. If the non-defaulting party is Licensee, then the sole and exclusive remedy of Licensee shall be that MapQuest refunds to Licensee all Fees paid by Licensee up to the amount of the loss incurred and that this License Agreement is terminated, subject to Section III(c), without further recourse. If the non-defaulting party is MapQuest, then the sole and exclusive remedy of MapQuest shall be that Licensee pays to MapQuest an amount equal to the unpaid Fees to have accrued for the remainder of the term up to the amount of the loss incurred and that this License Agreement is terminated, subject to Section III(c), without further recourse.

         VIII. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, OR OTHER CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES ARISING OUT OF THIS LICENSE AGREEMENT, THE USE OF THE MAPQUEST TECHNOLOGY OR PERFORMANCE OF THE OBLIGATIONS HEREUNDER, EVEN IF THE AFFECTED PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Nor shall either party be liable for any claim or demand against the other party by any other person, organization, or entity (except as expressly set forth in Section III(c) of this Schedule A). Excepting any indemnity pursuant to Section III(c), each party agrees that the other's liability hereunder arising out of contract, negligence, strict liability in tort or otherwise, shall not exceed the amounts paid and otherwise payable by Licensee to MapQuest hereunder.

         IX. Confidentiality. At all times during the term hereof and at all times thereafter, each party shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual or entity any Confidential Information of the other party. "Confidential Information" means any trade secrets or confidential or proprietary information whether in written, digital, oral or other form which is unique, confidential or proprietary to the disclosing party, including, but not limited to, the Licensee Data and MapQuest Technology, and any other materials or information related to the business or activities of the disclosing party which are not generally known to others engaged in similar businesses or activities. Either party's failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information hereunder.

         X.  Miscellaneous.
             -------------

             (a) This License Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter, and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. No terms contained on any proposal, purchase order, acknowledgment or other document will be effective with respect to affecting the terms hereof.

             (b) No delay or failure by either party to exercise or enforce at any time any right or provision hereof will be considered a waiver thereof of such party's rights thereafter to exercise or enforce each and every right and provision hereof. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision hereof will be effective unless it is in a signed writing by the parties.

             (c) Licensee may not assign its rights or obligations hereunder (including as a change of control) without the prior written consent of MapQuest, such consent shall not be unreasonably withheld. This License Agreement will bind and inure to the benefit of the successors and assigns of the parties.

             (d) This License Agreement shall be governed and construed in all respects by the laws of the State of California, without regard to principles of conflict of laws. Each party shall abide by, and ensure that its officers and employees abide by, all United States federal, state and local laws, ordinances, rules and regulations applicable to the transactions contemplated hereunder.

             (e) Each party expressly acknowledges and agrees that any breach or threatened breach of this License Agreement may cause immediate and irreparable harm to the other party which may not be adequately compensated by damages. Each party, therefore, expressly agrees that in the event of such breach or threatened breach and in addition to any and all available equitable and legal remedies, each party shall have the right, after providing timely notice to the other party, to seek equitable injunctive relief in connection with such breach or threatened breach.

             (f) If any provision of this License Agreement or the application thereof to any party or circumstance is held to be invalid, illegal, or unenforceable in any respect, that provision to that extent shall be severed from this License Agreement (but, to the extent permitted by law, not otherwise), and shall not affect the remainder hereof, and the parties agree to substitute for such provision a valid provision which most closely approximates the intent and economic effect of such severed provision.

             (g) Neither party shall be liable to the other for a failure to perform any of its obligations under this License Agreement, except for payment obligations, during any period in which such performance is delayed due to circumstances beyond its reasonable control.

                                MAPQUEST.COM, Inc

                                                -------------
                   Insertion Order Request For: PetPlanet.com
                                                -------------

Sales Manager: A. G. Germano                             Date: 08/17/1999


Advertiser  PetPlanet.com                         Agency
            -----------------------------------             -------------------------------------------
Address     21 Stillman Street, Suite 600         Address
            -----------------------------------             -------------------------------------------
            San Francisco, CA 94107
            -----------------------------------             -------------------------------------------
Contact     Ms. Kim Marder                        Contact
            -----------------------------------             -------------------------------------------
Phone       415-243-9000                          Phone
            -----------------------------------             -------------------------------------------
Fax         415-243-3399                          Fax
            -----------------------------------             -------------------------------------------
Email       kmarder@petplanet.com                 Email
            -----------------------------------             -------------------------------------------

Campaign    Exclusive Pet-Site Partnership        URL
            -----------------------------------             -------------------------------------------

Start Date     09/01/1999          End Date     08/31/2000      Length of Insertion       One Year
            ---------------------          ---------------------                      -----------------

Detailed Position
include guaranteed page views (per month, quarter or total) & GROSS cost/month
-------------------------------------------------------------------------------------------------------
MapBrand Buttons-Category Exclusive
Locations Along The Way-Category Exclusive
Home Page MarQuis-500,000 impressions per month-Category Exclusive
Hard-coded Home Page Button- x 12 months-Category Exclusive
1 million ROS impressions in Driving Directions Per Month-Category Exclusive
MyMapQuest Registration-Shared Database & Button On Registration Page-Category Exclusive
Mapping Services from MapQuest.com Business To Business Div. (mapping value = $69,500)
All The Above Per Month For A Total Monthly Net = $87,000 x 12 months


-------------------------------------------------------------------------------------------------------

                                             -----------------------------------------------
      Total Guaranteed Page Views per Month:    n/a
                                             -----------------------------------------------
Total Guaranteed Page Views for the Program:    n/a
                                             -----------------------------------------------
                                        CPM:    n/a                (Net)
                                             -------------------

                                                                ----------------------------------------------
                                                                 Net Cost Per Month $ 87,000.00
                                                                ----------------------------------------------
      Bill To: PetPlanet.com
               ------------------------------------------------ ----------------------------------------------
        Terms: Standard/Monthly Invoice for $87,000 net          Total Net Cost for the Program $ 1,044,000.00
               ------------------------------------------------ ----------------------------------------------
Special Billing Instructions:
---------------------------------------------------------------
                                                                 PREMIUMS                       AMOUNT
                                                                                      ------------------------
                                                                 ---------------------------------------------
                                                                 ---------------------------------------------
                                                                 ---------------------------------------------
---------------------------------------------------------------  ---------------------------------------------
                                                                 DISCOUNTS (INCLUDE %)
Send Performance Reports to:                                                          ------------------------
                                                                 ---------------------------------------------
      Name: Kim Marder                                           ---------------------------------------------
            ---------------------------------------------------  ---------------------------------------------
   Company: PetPlanet.com                                        ---------------------------------------------
            ---------------------------------------------------  ---------------------------------------------
     Email: kmarder@petplanet.com                                               TOTAL NET DUE      $ 87,000.00
            ---------------------------------------------------                 ------------------------------
     Phone: 415-243-9000
            ---------------------------------------------------

Other Instructions
--------------------------------------------------------------------------------------------------------------



Send all creatives to:
Kristin Wyman
traffic@mapquest.com
303-312-0217 (ph)   303-312-0201 (f)
--------------------------------------------------------------------------------------------------------------




A. G. Germano                                    Date: 8/17/99                                    Date: 8/17/99
               ------------------------------------------------  ----------------------------------------------
MapQuest.Com
1700 Monterey Drive
San Bruno, CA 94066
650-952-8168-tel
650-952-4479-fax

                                      -6-